                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              HINES HORTICULTURE
               (Name of Registrant as Specified In Its Charter)


                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

  Notes:

                           HINES HORTICULTURE, INC.
                              12621 Jeffrey Road
                               Irvine, CA 92620

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                        Date:May 31, 2001
                        Time:9:00 A.M., Pacific Daylight Time
                        Place:12621 Jeffrey Road
                              Irvine, CA 92620

To Our Stockholders:

   We invite you to attend our Annual Meeting of Stockholders for the following purposes:

  1. To elect six directors;

  2. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the 2001 fiscal year;

  3. To transact such other business that may properly come before the meeting.


   YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF
                               THESE PROPOSALS.

   If you were a stockholder of record at the close of business on April 20, 2001, you may vote at the Annual Meeting.

   Your vote is important whether or not you plan to attend the Annual Meeting in person. Regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.

                                          By order of the Board of Directors,

                                          /s/ CLAUDIA M. PIEROPAN
                                          Claudia M. Pieropan
                                          Secretary

Irvine, California
April 27, 2001


                            Your vote is important!

 To vote your shares, please complete, sign, date and mail the enclosed proxy card.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
QUESTIONS AND ANSWERS ABOUT VOTING.......................................    1
  Why did you send me this Proxy Statement?..............................    1
  How many votes do I have?..............................................    1
  How do I vote?.........................................................    1
  How do I vote by proxy?................................................    1
  How do I vote in person?...............................................    1
  If my shares are held in "street name" by my broker, will my broker
   vote my shares for me?................................................    1
  Can I change my vote or revoke my proxy after I have mailed my signed
   proxy card?...........................................................    1
  Will there by any matters voted upon at the Annual Meeting other than those specified in
   the Notice of Annual Meeting?.........................................    2
  How are votes counted?.................................................    2
  How are proxies being solicited and who pays for the solicitation of
   proxies?..............................................................    2

WHO CAN HELP ANSWER MY OTHER QUESTIONS?..................................    2

INFORMATION ABOUT THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS.........    3
  Who are Hines' Directors?..............................................    3
  Who is Hines' non-Director Executive Officer?..........................    4
  Security Ownership of Directors and Executive Officers.................    4
  Compensation of Directors and Executive Officers.......................    6
  Directors' Compensation................................................    6
  Executive Officers' Compensation.......................................    6
  Summary Compensation Table.............................................    7
  Option Grants in Fiscal 2000...........................................    7
  Year-End Option Values.................................................    8
  Compensation Committee Report on Executive Compensation................    8
  Common Stock Performance...............................................   10
  Employment Agreements..................................................   10
  About the Board and its Committees.....................................   11
  Audit Committee Report.................................................   11
  Other Auditor Related Matters..........................................   12
  Certain Relationships and Related Party Transactions...................   12
  Section 16(a) Beneficial Ownership Reporting Compliance................   12

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD.........................   12
  PROPOSAL 1:  Election of Directors.....................................   12
  PROPOSAL 2:  Ratification of Appointment of Independent Public
   Accountants...........................................................   13
  Other Matters..........................................................   13

INFORMATION ABOUT ADDITIONAL MATERIALS...................................   13

INFORMATION ABOUT SUBMITTING STOCKHOLDER PROPOSALS.......................   13

APPENDIX A...............................................................  A-1

                       QUESTIONS AND ANSWERS ABOUT VOTING

   Q: Why did you send me this Proxy Statement?

   A: This Proxy Statement is being sent to you because Hines' Board of Directors is soliciting your proxy to vote at the 2001 Annual Meeting of Stockholders scheduled for May 31, 2001. This Proxy Statement summarizes the information you need to know to vote intelligently on the matters to be voted on at the Annual Meeting. Stockholders of record as of the close of business on April 20, 2001 are entitled to vote. This Proxy Statement and the enclosed form of proxy are being sent on or about April 27, 2001 to those persons who are entitled to vote at the Annual Meeting.

   Q: How many votes do I have?

   A: Each share of Hines common stock that you own entitles you to one vote.

   Q: How do I vote?

   A: You can vote on matters presented at the Annual Meeting in two ways.

    1. You can vote by filling out, signing and dating your proxy card and returning it in the enclosed envelope, OR

    2. You can attend the Annual Meeting and vote in person.

   Q: How do I vote by proxy?

   A: If you properly fill out your proxy card and send it to us in time to vote, your shares will be voted as you have directed. If you do not specify a choice on your proxy card, the shares represented by your proxy card will be voted for the election of all nominees and for the ratification of the appointment of PricewaterhouseCoopers LLP as Hines' independent public accountants for the 2001 fiscal year.

   Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and return your proxy card in the enclosed envelope. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

   Q: How do I vote in person?

   A: If you attend the Annual Meeting, we will give you a ballot when you arrive.

   Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

   A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

   Q: Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

   A: You can change your vote at any time before your proxy is voted at the Annual Meeting. You can do this in one of three ways. First, you can send a written notice to the Secretary of Hines at the company's offices stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the Annual Meeting and vote in person. Simply attending a meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you received from your broker to change your vote.

   Q: Will there by any matters voted upon at the Annual Meeting other than those specified in the Notice of Annual Meeting?

   A: Hines' management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are properly brought before the meeting and Hines does not have notice of these matters a reasonable time prior to the Annual Meeting, all proxies will be voted in accordance with the recommendations of Hines' management.

   Q: How are votes counted?

   A: Stockholders of record of Hines' common stock as of the close of business on April 20, 2001 are entitled to vote at the Annual Meeting. As of April 20, 2001, there were 22,072,549 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the shares of common stock outstanding will constitute a quorum for the transaction of business. Each share of common stock is entitled to one vote on each matter to come before the Annual Meeting.

   Under Delaware law, if you have returned a valid proxy or attend the meeting in person, but abstain from voting, your stock will nevertheless be treated as present and entitled to vote. Your stock therefore will be counted in determining the existence of a quorum and, even though you have abstained from voting, will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting, such as the ratification of the appointment of PricewaterhouseCoopers LLP as Hines' independent public accountants for 2001.

   Under Delaware law, broker "non-votes" are also counted for purposes of determining whether a quorum is present, but are not counted in determining whether a matter requiring a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled vote has been cast.

   Q: How are proxies being solicited and who pays for the solicitation of proxies?

   A: Initially, Hines will solicit proxies by mail to each shareholder of record. Only one annual report and proxy statement is being delivered to multiple shareholders sharing an address, unless Hines receives contrary instructions from a shareholder at that address. Hines will promptly deliver, upon written or oral request, a separate copy of the Annual Report or Proxy Statement to you at a shared address. Shareholders sharing the same address can request delivery of single copies of annual reports and proxy statements by contacting Hines' solicitation service named below or by contacting Hines' shareholder services at 1-800-444-4499. Hines' directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries may solicit proxies by mailing material to or otherwise communicating with the beneficial owners of shares of Hines' common stock. Hines has also engaged Georgeson Shareholder Communications, Inc. to assist in communicating with these institutions and forwarding solicitation materials, for a fee of $4,800 plus the reimbursement of expenses. Hines will pay all expenses of solicitation of proxies.

                    WHO CAN HELP ANSWER MY OTHER QUESTIONS?

   If you have more questions about voting or wish to obtain another a proxy card, you should contact:

                  Georgeson Shareholder Communications, Inc.
                          17 State Street, 10th Floor
                              New York, NY 10004

                                   Toll Free
                                1-888-374-0778

   INFORMATION ABOUT THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS

   Directors are elected at the Annual Meeting of Stockholders to serve during the ensuing year or until a successor is duly elected and qualified. Executive officers are elected annually by the Board and serve at the discretion of the Board. The following sets forth certain information concerning each of Hines' directors, each of whom is a nominee for election to the Board of Directors, and Hines' executive officers:

Who are Hines' Directors?

 Stephen P. Thigpen                                                      Age: 45

   Mr. Thigpen has served as Chairman of the Board of Hines since June 2000 and President and Chief Executive Officer of Hines since June 1998. Mr. Thigpen has been a director of Hines since August 1995. Mr. Thigpen has served as President and Chief Executive Officer of Hines Nurseries, Inc., a wholly owned subsidiary of Hines through which Hines conducts its nursery operations ("Hines Nurseries"), since September 1995 and as Chief Executive Officer of Sun Gro Horticulture, Inc., a wholly owned subsidiary of Hines through which Hines conducts its peat-based products division ("SunGro"), since May 1997. Prior to that time, Mr. Thigpen served as General Manager of the Northern California Nursery for Hines Nurseries from 1985 to August 1995 and as Technical Resource Manager for Hines Nurseries from 1984 to 1985. Previously, Mr. Thigpen was a Research and Development Program Manager with Weyerhaeuser's Nursery Products Division from 1982 to 1984. Mr. Thigpen received his BS in Plant & Soil Sciences from the University of Massachusetts in 1977. Mr. Thigpen received a Ph.D. in Plant Physiology from the University of California at Davis in 1981.

 Douglas D. Allen                                                        Age: 58

   Mr. Allen has served as Chairman Emeritus of Hines since June 2000. Mr. Allen served as Chairman of the Board of Hines from June 1998 and as Vice President of Hines from August 1995 until June 1998. Mr. Allen has also served as Chairman of the Board of Hines Nurseries since September 1995. Prior to that time, Mr. Allen served as President of Hines Nurseries from 1984 to August 1995. He has been a director of Hines Nurseries since 1990. Previously, Mr. Allen held positions within Weyerhaeuser's Paper Division as a General Manager from 1975 to 1984 and as a Sales Manager from 1971 to 1975. Mr. Allen serves on the board of directors of several private companies.

 G. Ronald Morris                                                        Age: 64

   Mr. Morris has served as a newly appointed director of Hines since March 2001. Mr. Morris is currently serving as a director for NN, Inc., which is an independent manufacturer and supplier of high quality, precision steel balls and rollers to both domestic and international anti-friction bearing manufacturers. Mr. Morris has also served as President and Chief Executive Officer of Western Industries, Inc. from 1991 through 1999.

 Thomas R. Reusche                                                       Age: 46

   Mr. Reusche has served as a director of Hines since August 1995. Mr. Reusche has also served as Assistant Secretary of Hines since June 1998 and as Secretary and Treasurer of Hines from August 1995 until June 1998. Since its formation in January 1993, Mr. Reusche has served as a principal of Madison Dearborn Capital Partners, L.P., Hines's largest stockholder ("MDCP"), and as a Vice President or as a Managing Director of Madison Dearborn Partners, Inc., MDCP's indirect general partner ("MDP"). Prior to that time, Mr. Reusche was a senior investment manager at First Chicago Venture Capital, which comprised the private equity investment activities of First Chicago Corporation, the holding company parent of First National Bank of Chicago. Mr. Reusche serves on the board of directors of a number of private companies.

 James R. Tennant                                                        Age: 48

   Mr. Tennant has served as a director of Hines since October 1998. Mr. Tennant has been Chairman and Chief Executive Officer of Home Products International since 1994. Home Products International is a manufacturer and full-service marketer of quality consumer houseware products.

 Paul R. Wood                                                            Age: 47

   Mr. Wood has served as a director of Hines since August 1995. Mr. Wood has also served as Assistant Secretary of Hines since June 1998 and as Chairman of the Board and President of Hines from September 1995 until June 1998. Since its formation in 1993, Mr. Wood has served as a principal of MDCP and as a Vice President or as a Managing Director of MDP. Prior to that time, Mr. Wood served as Vice President of First Chicago Venture Capital. Mr. Wood serves on the board of directors of Eldorado Bankshares, Inc., a bank holding company, and a number of private companies.

Who is Hines' non-Director Executive Officer?

 Claudia M. Pieropan                                                     Age: 45

   Ms. Pieropan has served as Chief Financial Officer of Hines since January 1996, as Secretary and Treasurer of Hines since June 1998 and as Vice President of Finance and Administration of Sun Gro from October 1991 until December 1995. Prior to that time, Ms. Pieropan spent 14 years with PricewaterhouseCoopers LLP in Montreal, Toronto and Vancouver, Canada.

Security Ownership of Directors and Executive Officers

   The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 16, 2001 by (1) each stockholder known by Hines to own beneficially more than five percent (5%) of the outstanding Common Stock, (2) each director and executive officer of Hines, and (3) all executive officers and directors of Hines as a group. Beneficial ownership of less than one percent is indicated by an asterisk (*). Except as otherwise indicated below, each of the entities and individuals named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such entity or individual. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.

                                          Number of
                                            Shares                  Percent
                                         Beneficially  Right to     of Class
Name of Beneficial Owner                    Owned     Acquire(1) Outstanding(2)
------------------------                 ------------ ---------- --------------
Madison Dearborn Capital Partners,
 L.P.(3)...............................   11,785,628   440,000        55.4
 Three First National Plaza, Suite 3800
 Chicago, IL 60602
California State Teachers' Retirement
 System(4).............................    2,520,598       --         11.4
 7667 Folsom Avenue
 Sacramento, California 95826
Abbott Capital 1330 Investors I,
 LP(5).................................    1,314,115       --          6.0
 c/o Abbott Capital Management
 1330 Avenue of the Americas, Suite
  2800
 New York, New York 10019
Douglas D. Allen.......................      195,714       --          *
Claudia M. Pieropan....................       65,632    50,606         *
R. Ronald Morris.......................          --        --          --
Thomas R. Reusche(6)...................   11,785,628   440,000        55.4
James Tennant..........................        7,000    13,483         *
Stephen P. Thigpen.....................      255,238   313,075         2.6
Paul R. Wood(6)........................   11,785,628   440,000        55.4
All Executive Officers and Directors as
 a Group (7 persons)...................   12,309,212   817,164

--------
(1) Represents: (i) the shares that can be acquired through the exercise of stock options acquired pursuant to Hines' Amended and Restated 1998 Long-Term Equity Incentive Plan (the "Incentive Plan") and which are exercisable within 60 days of March 16, 2001 in the amount of 50,606, 13,483 and 313,075 for

   Ms. Pieropan, Messrs. Tennant and Thigpen, respectively. (ii) the 440,000 stock warrants issued to MDCP on November 28, 2000 filed on a Schedule 13D/A dated January 18, 2001.

(2) Based on 22,072,549 shares of Common Stock outstanding as of March 16, 2001. Shares subject to options/warrants exercisable within 60 days of March 16, 2001 are considered for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.

(3) Based solely on a Schedule 13D/A dated October 14, 1998. MDCP is the record holder of 10,785,628 shares. Madison Dearborn Capital Partners II, L.P. ("MDCP II") is the record holder of 1,000,000 shares. Because MDCP and MDCP II are under common control, MDCP may be deemed to be the beneficial owner of the shares held by MDCP II.

(4) Based solely on a Schedule 13G dated March 10, 1999.

(5) Based solely on a Schedule 13G dated February 11, 1999. Abbott Capital 1330 Investors I, LP ("Abbott") is the record holder of 1,308,036 shares. Abbott Co-Investment I, LLC ("LLC") is the record holder of 6,079 shares. Because Abbott and LLC are affiliated entities, Abbott may be deemed to be the beneficial owner of the shares held by LLC.

(6) All of such shares are held by MDCP or MDCP II. Messrs. Reusche and Wood are Managing Directors of MDP, the ultimate general partner of MDCP and MDCP II, and therefore may be deemed to share voting and investment power over the shares owned by MDCP and MDCP II, and therefore to beneficially own such shares. Both Messrs. Reusche and Wood disclaim beneficial ownership of the shares owned by MDCP and MDCP II. The address of Messrs. Reusche and Wood is the address of MDCP.

Compensation of Directors and Executive Officers

   Directors' Compensation. Hines' inside directors and those directors affiliated with MDCP do not receive any compensation for their services as directors. Hines' outside directors receive $2,500 per Board meeting and $500 for each additional committee meeting. All directors are reimbursed for all travel-related expenses incurred in connection with their activities as directors. Under the Incentive Plan, the amount of options, if any, granted to directors and the terms and provisions of any options granted to directors are in the discretion of the Compensation Committee.

   Executive Officers' Compensation. The following table sets forth the aggregate cash compensation paid by Hines for services rendered during the years ended December 31, 1998, 1999 and 2000 by (1) Hines' Chief Executive Officer, (2) Hines' two next most highly compensated executive officers.

                          Summary Compensation Table

                                                         Long-Term
                              Annual Compensation       Compensation
                          ----------------------------  ------------
                                                                         Other
        Name and                                          Options     Compensation
   Principal Position     Year Salary ($) Bonus ($)(1) Granted (#)(2)    ($)(3)
   ------------------     ---- ---------- ------------ -------------- ------------
Stephen P. Thigpen(4) ..  2000  483,478     474,472       240,000         3,728
 Chief Executive
  Officer,                1999  279,495     421,430           --          3,597
 President                1998  282,495     312,356       350,000        34,052

Douglas D. Allen........  2000  125,659     392,000           --          2,210
 Chairman of the Board    1999  133,078     630,653           --          2,111
                          1998  200,935     236,538           --          3,116

Claudia M. Pieropan ....  2000  196,586     125,381        30,000         2,210
 Chief Financial
  Officer,                1999  193,053      78,835           --          2,111
 Secretary and Treasurer  1998  169,063      44,473        60,000        22,504

--------
(1) Represents annual incentive compensation paid during the calendar year.

(2) Represents the number of options granted pursuant to the Incentive Plan.

(3) Includes (i) the dollar value of premiums paid by Hines with respect to health and term life insurance for Messrs. Thigpen and Allen and Ms. Pieropan in the amounts of $3,728, $2,210 and $2,210 in 2000, $3,597,
    $2,111, and $2,111 in 1999, $4,052, $3,116 and $2,504 in 1998,
    respectively, (ii) a one-time bonus paid by Hines to Mr. Thigpen and Ms. Pieropan for services rendered in connection with Hines' initial public offering in the amounts of $30,000 and $20,000 in 1998, respectively.

(4) Mr. Thigpen has served as Chief Executive Officer of Hines since June
    1998.

Option Grants in Fiscal 2000

   The following table sets forth information with respect to all options granted in 2000 to the Named Executive Officers.

                       Option Grants in Last Fiscal Year

                                      Individual Grants
                         --------------------------------------------
                                                                           Potential
                                                                          Realizable
                                                                       Value at Assumed
                                                                        Annual Rates of
                         Number of   Percent of                           Stock Price
                         Securities Total Options Exercise             Appreciation for
          Name           Underlying  Granted to   or Base                 Option Term
          ----            Options   Employees in   Price   Expiration -------------------
                         Granted(1)  Fiscal Year   ($/Sh)     Date       5%       10%
                         ---------- ------------- -------- ---------- -------- ----------
Stephen P. Thigpen......   40,000        5.1%      $8.00     3/1/10   $201,246 $  509,998
                          200,000       25.5%      $6.88     6/1/10   $742,563 $1,996,865

Douglas D. Allen........      --         --          --         --         --         --

Claudia M. Pieropan.....    8,000        1.0%      $8.00     3/1/10   $440,249 $  101,999
                           22,000        2.8%      $6.00     7/3/10   $ 85,254 $  213,940

--------
(1) All of the listed options vest daily over the four-year period beginning on the date of grant. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Common Stock, the Compensation Committee or Board may, in order to prevent the dilution or enlargement of rights under the options, make adjustments in the exercise price of and the number of shares covered by the options. The Compensation Committee may, subject to specified limitations, amend the terms of the options in any manner it deems appropriate, including, but not limited to, accelerating the date of exercise of any award. The Compensation Committee may also provide in its discretion for the grant to an option holder who exercises an option and who pays the exercise price for such option with shares of Common Stock, an additional option for a number of shares tendered or withheld in payment of such exercise price or withheld by the Company to satisfy any tax withholding requirements.

Year-End Option Values

   None of the Named Executive Officers exercised any options in 2000. The following table sets forth information with respect to the year-end value of unexercised options held by the Named Executive Officers at December 31, 2000.

                                   Number of
                             Securities Underlying          Value of Unexercised
                              Unexercised Options           In-The-Money Options
                         ----------------------------- ------------------------------
Name                     Exercisable/Unexercisable (#)  Exercisable/Unexercisable ($)
----                     ----------------------------- ------------------------------

Stephen P. Thigpen......        258,536/331,464                   -0-/-0-

Douglas D. Allen........          --                                --

Claudia M. Pieropan.....         42,286/ 47,714                   -0-/-0-

Compensation Committee Report on Executive Compensation

   This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

   The following report has been submitted by the Compensation Committee of the Board:

   The Compensation Committee was established by the Board in June 1998 in connection with Hines' initial public offering (the "IPO"), and held one meeting during 2000. The Compensation Committee is currently comprised of Messrs. Allen, Reusche and Wood.

   The Compensation Committee is responsible (1) for reviewing the recommendations of Hines' Chief Executive Officer with respect to compensation levels of all other officers of Hines and (2) for adopting and changing compensation policies and practices of Hines and reporting its recommendations to the full Board. In addition, the Compensation Committee is responsible for the administration of Hines' Incentive Plan. In reviewing Hines' compensation programs, the Compensation Committee intends to adhere to a compensation philosophy that (1) attracts and retains qualified executives who will add to the long-term success of Hines, (2) relates to the achievement of operational and strategic objectives, and (3) is commensurate with each executive's performance, level of responsibility and overall contribution to the success of Hines. In making its recommendations to the full Board concerning adjustments to compensation levels, the Compensation Committee intends to consider the financial condition and operational performance of Hines during the prior year. The Compensation Committee expects Hines' executive compensation program to consist of three principal components: (1) base salary; (2) annual bonus; and (3) long-term equity incentives. Although the Compensation Committee did not participate in determining the compensation for Hines' executive officers for 2000, the Committee has set forth below a discussion as to how such compensation was determined in 2000.

   Base Salary. The base salary for Mr. Allen in 2000 was established pursuant to his employment agreement with Hines, which was determined through arms-length negotiations with representatives of MDCP. See "Information About the Company's Directors and Executive Officers--Employment Agreements." The base salary for Ms. Pieropan for 2000 was determined by the Chief Executive Officer based on the factors described above. The base salary for Mr. Thigpen in 2000 was determined through arms-length negotiations with MDCP. Effective January 1, 2000, Mr. Thigpen's annual compensation was amended resulting in a decrease to the bonus compensation amount and an increase to the base salary amount. The base salary for each of the other officers of Hines was determined based on the expected level of responsibility of each and competitive market conditions. These salaries were initially established by the Chief Executive Officer.

   Annual Bonus. Each of Hines' officers (with the exception of Mr. Allen and Mr. Wood) participated in Hines Horticulture Nursery Division Management Vision 2000 Variable Compensation Plan (the "Hines Bonus Plan") and/or the Sun Gro Division Management Variable Compensation Plan (the "Sun Gro Bonus Plan"), which enabled them to earn an annual bonus based upon Hines' operating cash flows (defined as earnings before interest, taxes, depreciation and amortization and after maintenance capital expenditures and certain changes in working capital). Bonuses under these plans are designed to be a significant portion of the management team's compensation. The level of bonus payment received by each officer in 2000 was determined by the Chief Executive Officer. Through arms-length negotiation with MDCP, the bonus compensation amounts paid to Mr. Thigpen during the calendar year were based on the previous year's results. Accordingly the bonus compensation amount of $474,472 paid to Mr. Thigpen in 2000 represents the amount paid relating to Hines' 1999 results. In 2001 Mr. Thigpen's bonus compensation amount, which is based on Hines'2000 results, has been reduced by approximately $150,000.

   Bonus payments were awarded under the Hines Bonus Plan and the Sun Gro Bonus Plan for 2000. The Hines Bonus Plan provides for a compensation pool equivalent to 7.75% of operating cash flows of Hines Nurseries for each fiscal year and 6.82% of operating cash flows of Sun Gro for each fiscal year. Mr. Allen received a bonus pursuant to the terms of his employment agreement. See "Information About the Company's Directors and Executive Officers--Employment Agreements."

   Long-Term Equity Incentives. Each of Messrs. Allen and Thigpen and Ms. Pieropan participated in the recapitalization of Hines by MDCP and Hines' management in 1995 and maintained a continuing equity interest in Hines following the recapitalization. As a result of their equity ownership, their interests are aligned with those of Hines' stockholders, since the value of management's holdings is tied directly to the market price of Hines' Common Stock. See Security Ownership of Directors and Executive Officers Table.

   Prior to the completion of its initial public offering, Hines adopted the Incentive Plan. Under the Incentive Plan, the Board and the Compensation Committee were granted broad authority to award equity-based compensation arrangements to any eligible employee, director, consultant or advisor of Hines. An aggregate of approximately 3.6 million shares of Common Stock were reserved for issuance upon the exercise of awards granted to eligible participants under the Incentive Plan. Since the ultimate value of stock options bear a direct relationship to market price of the Common Stock, the Committee believes that awards under the Incentive Plan are an effective incentive for Hines' management to create value for Hines' stockholders. As of December 31, 2000, the Board had awarded options to purchase an aggregate of approximately 2.9 million shares of Common Stock under the Incentive Plan.

   The foregoing report has been approved by all members of the Compensation Committee.

                                          Douglas D. Allen
                                          Thomas R. Reusche
                                          Paul R. Wood

Common Stock Performance

   The graph shown below compares the cumulative total stockholder return since Hines' Common Stock became publicly traded on June 23, 1998 with The Nasdaq Stock Market (U.S.) Index and the Russell 2000 Index.

                       Comparison of Total Return among
    Hines, The Nasdaq Stock Market (U.S.) Index and the Russell 2000 Index

                [PERFORMANCE GRAPH OF HINES HORTICULTURE]

                                 6/23/98    6/98     7/98    8/98    9/98
                             -------------------------------------------------
HINES HORTICULTURE INC            100.00   100.00    90.91   64.77   75.00
NASDAQ STOCK MARKET (U.S.)        100.00   107.00   105.75   84.79   96.55
RUSSELL 2000                      100.00   100.21    92.10   74.21   80.02

                                   10/98    11/98    12/98   1/99    2/99
                             -------------------------------------------------
HINES HORTICULTURE INC             68.18    75.00    80.68   81.25   90.34
NASDAQ STOCK MARKET (U.S.)        100.79   111.04   125.47  143.68  130.81
RUSSELL 2000                       83.29    87.65    93.07   94.31   86.67

                                    3/99     4/99     5/99   6/99    7/99
                             -------------------------------------------------
HINES HORTICULTURE INC             75.00    77.27    80.68   90.91   76.14
NASDAQ STOCK MARKET (U.S.)        140.71   145.24   141.22  153.92  151.15
RUSSELL 2000                       88.02    95.91    97.31  101.71   98.92

                                    8/99     9/99    10/99  11/99   12/99
                             -------------------------------------------------
HINES HORTICULTURE INC             78.41    88.64    79.55   82.39   76.71
NASDAQ STOCK MARKET (U.S.)        157.54   157.76   170.40  191.13  233.16
RUSSELL 2000                       95.26    95.28    95.67  101.38  112.86

                                    1/00     2/00     3/00   4/00    5/00
                             -------------------------------------------------
HINES HORTICULTURE INC             75.00    72.73    71.03   72.45   60.23
NASDAQ STOCK MARKET (U.S.)        224.51   267.17   261.68  220.10  193.55
RUSSELL 2000                      109.91   116.62   108.93  102.38   96.41

                                    6/00     7/00     8/00   9/00   10/00
                             -------------------------------------------------
HINES HORTICULTURE INC             61.94    66.48    47.73   44.32   37.50
NASDAQ STOCK MARKET (U.S.)        227.51   215.18   240.61  209.34  192.07
RUSSELL 2000                      104.82   101.44   109.18  105.98  101.25

                                   11/00    12/00
                             ------------------------
HINES HORTICULTURE INC             27.27    25.00
NASDAQ STOCK MARKET (U.S.)        148.08   140.29
RUSSELL 2000                       90.85    98.65


Employment Agreements

   Hines and each of Messrs. Allen and Thigpen and Ms. Pieropan are parties to employment/severance agreements (the "Employment Agreements"). The Employment Agreements provide that the executives shall devote full time (half-time in the case of Mr. Allen) attention, skill and ability to discharge the duties assigned to them, and to use their best efforts to promote and protect the interests of Hines. Except for the Employment Agreement with Mr. Allen which is terminable "at will" by Mr. Allen but not by Hines, the Employment Agreements are terminable by each of the respective parties thereto at any time, for any reason and with or without cause, upon thirty days' advance written notice. The Employment Agreements provide, among other things, for an annual base salary, an annual cash bonus in an amount determined by the Board of Directors and certain other benefits. If any such executive's employment is terminated for any reason, other than for cause, death or the executive's voluntary "at-will" termination, the executive will receive the following: (i) in the case of Mr. Allen, an amount equal to his annual base salary multiplied by 230%, plus a pro rata share of his bonus for the fiscal year in which such termination occurs, and (ii) in the cases of Mr. Thigpen and Ms. Pieropan, an amount equal to their annual base salary multiplied by 200%, plus a pro rata share of their bonus for the fiscal year in which such termination occurs.

About the Board and its Committees

   Meetings of Board and its Committees. The Board met four times during the 2000 fiscal year. The Board has two standing committees: the Audit Committee and the Compensation Committee. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees on which they served.

   The Audit Committee. The Audit Committee makes recommendations to the Board regarding the selection, retention and termination of Hines' independent auditors and reviews the annual financial statements of Hines and Hines' internal controls. The Audit Committee is currently comprised of two directors who are independent directors as defined under the rules of the Nasdaq Stock Market. These are Messrs. Morris and Tennant. The Audit Committee is also comprised of one director who is not an independent director as defined under the rules of the Nasdaq Stock Market. This is Mr. Wood. The Board contemplates appointing an additional independent director that will serve on the Audit Committee later this year. Messrs. Morris and Wood replaced Messrs. Allen and Pierre on the Audit Committee beginning in March 2001. The Audit Committee met two times during 2000.

   The Compensation Committee. The Compensation Committee recommends action to the Board of Directors regarding the salaries and incentive compensation of elected officers of Hines and administers the Hines' bonus plans and the Incentive Plan. The Compensation Committee is currently comprised of
Messrs. Allen, Reusche, and Wood and met one time during 2000.

   Compensation Committee Interlocks and Insider Participation. The Compensation Committee is currently comprised of Messrs. Allen, Reusche and Wood, all of whom are directors of Hines. Messrs. Reusche and Wood are each Managing Directors of MDP.

Audit Committee Report

   The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filings made by Hines under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent that Hines incorporates such Report by specific reference.

   The Audit Committee of the Board of Directors has:

  . Reviewed and discussed with management the Company's audited financial statements as of and for fiscal year ended December 31, 2000;

  . Discussed with PricewaterhouseCoopers LLP, Hines' independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

  . Received and reviewed the written disclosures and the letter form PricewaterhouseCoopers LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with PricewaterhouseCoopers LLP its independence.

   In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Hines' Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Hines' Board of Directors has adopted an Audit Committee Charter, a copy of which is attached hereto as Appendix A.

                                          Audit Committee

                                          G. Ronald Morris
                                          James R. Tennant
                                          Paul R. Wood

Other Auditor Related Matters

   During 2000, Hines retained its independent auditor, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

   Audit Fees......................................................... $159,000
   Financial Information Systems Design and Implementation Fees....... $    --
   All Other Fees..................................................... $313,689

   The Audit Committee considered whether the provision of non-audit services by Hines' independent auditor is compatible with maintaining independence and concluded that there is no compromise of independence.

Certain Relationships and Related Party Transactions

   Private Issuance of Equity Securities. On November 28, 2000, the Company's Amended Senior Credit Facility was amended to (i) provide the Company with additional revolving loan commitments in the amount of $30,000,000 guaranteed by its majority shareholder, MDCP, which can only be borrowed and can only be outstanding between March 15 and June 15 of 2001 and 2002. In consideration for its guarantee on the additional revolving loan commitments, MDCP received a fee of $600,000 and warrants to purchase 440,000 shares of the Company's common stock. The warrants were issued with an exercise price of $3.50 per share, are fully vested at December 31, 2000 and are exercisable through December 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely on written representations received from such persons, Hines believes that each of its officers, directors and greater than ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them during 2000, except for MCDP who inadvertently filed Form 4 approximately one month late.

               DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: Election of Directors

   The Board has nominated the following six persons for election to the Board at the Annual Meeting:

           Douglas D. Allen   James R. Tennant
           G. Ronald Morris   Stephen P. Thigpen
           Thomas R. Reusche  Paul R. Wood

   Directors who are elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The nominees have each indicated that they are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the current Board may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

   Directors will be elected by a plurality of the shares present and voting at the meeting. In other words, the six nominees receiving the largest number of votes will be elected to the Board.

                     YOUR BOARD OF DIRECTORS RECOMMENDS A
                VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

PROPOSAL 2: Ratification of Appointment of Independent Public Accountants

   The Board recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants to audit Hines' consolidated financial statements for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has audited the consolidated financial statements of Hines each year since 1996. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board will select other independent accountants.

   Approval of the proposal to ratify the appointment of PricewaterhouseCoopers, LLP requires the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
            OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE
                   COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

Other Matters

   It is not presently expected that any matters other than those discussed herein will be brought before the Annual Meeting. If, however, other matters do come to Hines' attention, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with the recommendation of Hines' management.

                    INFORMATION ABOUT ADDITIONAL MATERIALS

   You may obtain, without charge, a copy of the annual report on Form 10-K for the 2000 fiscal year, including the financial statements, and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will change a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to Hines at the address of Hines set forth on the first page of this Proxy Statement, attention:
Shareholder Services.

              INFORMATION ABOUT SUBMITTING STOCKHOLDER PROPOSALS

   Stockholders who wish to submit proposals for inclusion in proxy materials Hines' 2002 Annual Meeting of Stockholders should address their proposals to the Corporate Secretary at Hines' principal executive offices, 12621 Jeffrey Road, Irvine, CA 92620. Such proposals must be received by Hines on or before December 31, 2001 and should be submitted by certified mail, return receipt requested.

   Hines' Amended and Restated By-Laws (the "By-Laws") provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to Hines' Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. In the event that the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting was mailed or public announcement of the meeting was made. As a result, a stockholder who intends to present a proposal at the 2002 annual meeting without inclusion of such proposal in Hines' proxy materials is required to provide notice of such proposal no later than April 1, 2002. Hines' proxy related to the 2002 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any such proposal that is received by Hines after such date. Any stockholder interested in making such a nomination or proposal should obtain a copy of the provisions of the By-Laws from the Secretary of Hines or from the Securities and Exchange Commission's Web site at http://www.sec.gov.

                                                                     APPENDIX A

                           HINES HORTICULTURE, INC.

                            AUDIT COMMITTEE CHARTER

                 MISSION STATEMENT, ROLES AND RESPONSIBILITIES

   The Audit Committee ("Committee") will assist the board of directors of Hines Horticulture, Inc. (the "Company") in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations and with the Company's Code of Conduct. In performing its duties, the Committee will maintain effective working relationships with the Company's board of directors, management, and the external independent public accountant auditors ("External Auditors") and internal auditors, if any. To effectively perform his or her role, each Committee member will obtain an understanding of the responsibilities of Committee membership as well as the Company's business, operations and risks.

I. ORGANIZATION

   A. The Committee shall consist of three or more members to be selected by the Company's board of directors.

   B. All of the members shall be "independent directors" or qualify under the exceptions thereto, as such are described by the NASD rule making dated December 14, 1999, as amended from time to time. The board of directors shall certify and appoint one member who possesses the requisite financial sophistication to be Chairman of the Committee. All members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheets, income statements and cash flow statements.

   C. The Committee shall meet not less frequently than: a meeting prior to the initiation of the audit of the Company's fiscal year statements; a meeting following the Company's independent auditors' preparation of the Company's fiscal year financial statements; and meetings at such other times as deemed necessary for either the Company's board of directors or the Chairman of the Committee.

II. ROLES AND RESPONSIBILITIES

   A. Financial Reporting:

     1. General Responsibilities of the Committee:

       a) Review significant accounting and reporting issues, problems or difficulties raised by the External Auditors and any management letter provided by the External Auditors, as well as management's response to such letter;

       b) Inquire of management, External Auditors and internal auditors, if any, about significant risks and exposures and the plans to minimize such risks.

     2. Annual Financial Statements, with respect thereto, the Committee shall:

       a) Review the annual financial statements and determine whether they are complete and consistent with the information known to Committee members;

       b) Review complex and/or unusual transactions raised by the External Auditors such as restructuring charges;

       c) Meet with management and the External Auditors to review the financial statements and the results of the audit;

       d) Review management's handling of proposed audit adjustments identified by the External Auditors and the resolution thereof; and

   B. Interim Financial Statements, with respect thereto, the Committee shall:

     1. Determine how management develops and summarizes quarterly financial information;

     2. As a whole, or the Chairman alone, shall meet, after a pre-issuance review is completed, with the External Auditors, either telephonically or in person, to review the interim financial statements and the results of the review; and

   C. Compliance with Laws and Regulations, with respect thereto, the Committee shall:

     1. Periodically obtain updates from management, general counsel, and the chief financial officer regarding compliance;

     2. Make reasonable inquiry of the External Auditors to determine that all regulatory compliance matters have been considered in the preparation of the financial statements;

     3. Review the findings of any examinations by regulatory agencies, including the NASD and the Securities and Exchange Commission which are delivered to the Committee; and

     4. Prepare any report required from the Committee by the Rules of the Securities and Exchange Commission.

   D. Compliance with the Company's Code of Conduct, with respect thereto, the Committee shall require that the Company's Code of Conduct is disseminated to all employees, including at the initiation of employment of all new employees.

   E. In the event the Company shall establish the position of Internal Auditor, then, with respect thereto, the Committee shall:

     1. Review the activities and organizational structure of the Company's internal audit function; and

     2. Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the senior person responsible for any internal audit.

   F. External Audit, with respect thereto, the Committee shall:

     1. Prior to the commencement of the fiscal year audit, review the External Auditors' proposed audit scope and approach;

     2. Review the performance of the External Auditors and recommend to the board of directors the appointment or discharge of the External Auditors; and

     3. Review and confirm the independence of the External Auditors and the External Auditors' assertion of their independence.

   G. The Committee shall perform the following additional responsibilities:

     1. Meet with the External Auditors, chief financial officer, and management in separate executive sessions to discuss any matters that the Committee or these parties believe should be discussed privately;

     2. Review and discuss significant findings and recommendations made by the External Auditors, and then by the internal auditors, if any;

     3. Review, with the Company's outside counsel, any legal matters raised in writing by the outside counsel that could have a significant impact on the Company's financial statements;

     4. Where directed in writing by the board of directors, institute special investigations and, if appropriate, hire special counsel or experts to assist; and

     5. Periodically review and update this Charter, which amendments shall require the approval of the board of directors.

III. REPORTING RESPONSIBILITIES

   The Committee shall report regularly to the board of directors about Committee activities and make appropriate recommendations to the board of directors, management, the External Auditors and the internal auditors, if any.

IV. LIMITS OF RESPONSIBILITIES AND POWERS

   While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the External Auditors. It is not the duty of the Committee to conduct investigations (except as set forth in Section II, Paragraph G, Subsection 4 hereof), to resolve disagreements, if any, between management and the External Auditors or to assure compliance with laws and regulations and the Company's Code of Conduct.